UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

Norcraft Holdings, L.P.

Norcraft Companies, L.P.

(Exact name of registrants as specified in their charters)

Delaware	333-119696	75-3132727
Delaware	333-114924	36-4231718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3020 Denmark Avenue, Suite 100

Eagan, MN 55121

(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (800) 297-0661

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Supplemental Indenture

On November 23, 2009, Norcraft Holdings, L.P. (the “Company”) announced that it had received the requisite consents in connection with its previously announced consent solicitation for its and Norcraft Capital Corp.’s 9.75% Senior Discount Notes Due 2012 (the “Notes”). The Company and Norcraft Capital Corp. entered into a Supplemental Indenture (the “Supplemental Indenture”), dated as of November 23, 2009, with U.S. Bank National Association, as trustee (the “Trustee”), which supplements the Indenture, dated as of August 17, 2004 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, Norcraft Capital Corp. and the Trustee, governing the Notes.

The Supplemental Indenture effects the proposed amendments to the Indenture as described in the Offer to Purchase and Consent Solicitation Statement, dated as of November 17, 2009. The proposed amendments to the Indenture provide that (A) Norcraft Intermediate Holdings, L.P. (“Intermediate Holdco”), Norcraft Companies, L.P. (“Opco”) or any restricted subsidiary of Opco can incur indebtedness (which may be secured) in excess of the amount otherwise permitted by the Indenture provided the proceeds of such debt are distributed to the Company and immediately deposited into an escrow account and shall be released from escrow solely to redeem, repurchase, acquire, defease or discharge Notes within 90 days of the incurrence of such indebtedness, (B) the Company can incur indebtedness (which may be secured) in excess of the amount otherwise permitted by the Indenture provided the proceeds of such indebtedness shall be immediately deposited into an escrow account and shall be released from escrow solely to redeem, repurchase, acquire, defease or discharge Notes within 90 days of the incurrence of such indebtedness and that, in either case, such indebtedness may be refinanced with debt that constitutes “Refinancing Indebtedness” (as defined in the Indenture) and (C) that “Consolidated Interest Expense” (as defined in the Indenture) related to any indebtedness incurred in reliance upon the above provision shall be disregarded for purposes of determining whether any indebtedness may be incurred in reliance upon the “Coverage Ratio Exception” (as defined in the Indenture) concurrently with incurring such indebtedness in reliance upon the above provision.

This description of the Supplemental Indenture and related matters is not complete and is qualified in its entirety by the actual terms of the Supplemental Indenture, a copy of which is incorporated herein by reference and attached hereto as Exhibit 4.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Supplemental Indenture, dated as of November 23, 2009, by and among Norcraft Holdings, L.P., Norcraft Capital Corp. and U.S. Bank National Association, as Trustee, related to the 9.75% Senior Discount Notes due 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2009

By:	/S/ LEIGH GINTER
Leigh Ginter
Chief Financial Officer